CONSENT OF INEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 5, 1997 accompanying the financial statements of Davis Series, Inc. (comprising, respectively, Davis Growth Opportunity Fund, Davis Government Bond Fund, Davis Government Money Market Fund, Davis Financial Fund, Davis Convertible Securities Fund and Davis Real Estate Fund) which are incorporated by reference in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus.



                                TAIT WELLER & BAKER
                                -------------------
                                TAIT WELLER & BAKER


Philadelphia, Pennsylvania
April 29, 1997